CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


MEDIQ Incorporated
Pennsauken, New Jersey

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of MEDIQ Incorporated of Form 8-K of our report dated December 12, 1997, relating to the financial statements of CH Medical, Inc. and Subsidiaries which is contained in that Proxy
Statement/Prospectus.

                                   /s/ BDO Seidman, LLP
                                   --------------------
                                   BDO SEIDMAN, LLP

Dallas, Texas
April 28, 1998